Exhibit 99.3

NRG Energy, Inc. Announces Cash Tender Offer and Consent Solicitation for

any and all of Lightning Power, LLC’s outstanding 7.250% Senior Secured Notes due 2032

Houston, TX – April 14, 2026 – NRG Energy, Inc. (NYSE:NRG) announced today that its wholly-owned subsidiary, Lightning Power, LLC (“Lightning”), has commenced an offer to purchase for cash (the “Tender Offer”) any and all of Lightning’s outstanding 7.250% senior secured notes due 2032 (the “Notes”), of which $1,500 million aggregate principal amount is currently outstanding.

In conjunction with the Tender Offer, Lightning is also soliciting consents (the “Consent Solicitation”) to adopt certain proposed amendments to the indenture governing the Notes (the “Indenture”) to (1) eliminate substantially all of the restrictive covenants and certain affirmative covenants and events of default and related provisions therein (the “Proposed Amendments”) and (2) release all of the guarantees of and the collateral securing the Notes (the “Release”). The Proposed Amendments require the consent of holders of a majority in aggregate principal amount of the outstanding Notes (the “Covenant Requisite Consents”) and the Release requires the consent of holders of at least 66 2/3% in aggregate principal amount of the outstanding Notes (the “Release Requisite Consents”).

In addition, pursuant to the terms of the Indenture, Lightning currently intends to exercise its right to redeem, in two separate redemptions, up to 10.0% of the aggregate initial principal amount of the Notes in each redemption, at a redemption price equal to 103.0% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date. However, there can be no assurance that any Notes will be redeemed. Nothing contained herein shall constitute a notice of redemption for the Notes.

The Tender Offer and Consent Solicitation are being made pursuant to the Offer to Purchase and Consent Solicitation Statement, dated April 14, 2026 (the “Statement”). Certain information regarding the Notes and the terms of the Tender Offer is summarized in the table below.

Title	CUSIP/ISIN Numbers(1)	Principal Amount Outstanding	Tender Offer Consideration(2)	Early Tender Payment(2)(3)	Total Consideration(2)(4)
7.250% Senior Secured Notes due 2032	CUSIP: 53229KAA7 (144A); U5400KAA5 (Reg S) ISIN: US53229KAA79 (144A); USU5400KAA52 (Reg S)	$1,500 million	$1,013.75	$50.00	$1,063.75

(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this press release or printed on the Notes. They are provided solely for the convenience of holders of the Notes.
(2)	Per $1,000 principal amount of Notes tendered and accepted for purchase.
(3)	The Early Tender Payment will be payable to Holders who validly tender (and do not validly withdraw) Notes at or prior to the Early Tender Deadline (as defined below).
(4)	Includes the Early Tender Payment for Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Deadline.

The Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on May 12, 2026 (such time and date, as it may be extended, the “Expiration Time”). Holders of Notes who validly tender (and do not validly withdraw) their Notes at or prior to 5:00 p.m., New York City time, on April 27, 2026 (such time and date, as it may be extended, the “Early Tender Deadline”) will be eligible to receive the Total Consideration for such Notes, which includes the Early Tender Payment set forth in the table above. Holders of Notes who validly tender their Notes after the Early Tender Deadline but at or prior to the Expiration Time will not be eligible to receive the Early Tender Payment and will therefore only be eligible to receive the Tender Offer Consideration, which is the Total Consideration less the Early Tender Payment.

In addition, Lightning will pay accrued and unpaid interest on the principal amount of Notes accepted for purchase from the most recent interest payment date on the Notes to, but not including, the applicable Settlement Date (as defined below). Validly tendered Notes may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on April 27, 2026 (such time and date, as it may be extended, the “Withdrawal Deadline”), but not thereafter, except as may be required by applicable law.

The consideration for each $1,000 principal amount of Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Deadline and accepted for purchase pursuant to the Tender Offer (the “Total Consideration”) will be $1,063.75. The Total Consideration includes an early tender payment (the “Early Tender Payment”) of $50 per $1,000 principal amount of Notes (which is payable in respect of Notes tendered (and not validly withdrawn) at or prior to the Early Tender Deadline and accepted for purchase). Holders who tender (and do not validly withdraw) their Notes after the Early Tender Deadline but at or prior to the Expiration Time will be eligible to receive consideration (the “Tender Offer Consideration”), equal to (i) the Total Consideration minus (ii) the Early Tender Payment, on the Final Settlement Date (as defined below).

The settlement date for the Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Deadline and accepted for purchase is expected to be within three business days following the Early Tender Deadline or as promptly as practicable thereafter, unless extended or earlier terminated (the “Early Settlement Date”). The settlement date for the Notes validly tendered after the Early Tender Deadline but at or prior to the Expiration Time and accepted for purchase is expected to be within three business days following the Expiration Time or as promptly as practicable thereafter, unless extended or earlier terminated (the “Final Settlement Date,” and along with the Early Settlement Date, each a “Settlement Date”).

Assuming receipt of the Covenant Requisite Consents, Lightning, the guarantors party thereto, the trustee and collateral trustee expect to execute and deliver a supplemental indenture to the indenture governing the Notes. The supplemental indenture will become effective immediately upon execution but (1) the Proposed Amendments will not become operative until we accept for purchase the Notes satisfying the Covenant Requisite Consents in the Tender Offer and (2) the Release will not become operative until we accept for purchase the Notes satisfying the Release Requisite Consents in the Tender Offer.

Lightning’s obligation to purchase Notes in the Tender Offer is conditioned on the satisfaction or waiver of a number of conditions as described in the Statement, including the Financing Condition (as defined in the Statement). The Tender Offer is not conditioned upon the tender of any minimum principal amount of Notes. In the event of a termination of the Tender Offer, neither the applicable consideration will be paid or become payable to the holders of the Notes, and the Notes tendered pursuant to the Tender Offer will be promptly returned to the tendering holders. Lightning has the right, in its sole discretion, to not accept any tenders of Notes for any reason and to amend or terminate the Tender Offer at any time.

Copies of the Statement are available to holders of the Notes from D.F. King & Co., Inc., the tender agent and information agent for the Tender Offer (the “Tender and Information Agent”). Requests for copies of the Statement should be directed to the Tender and Information Agent at (888) 605-1956 (toll free) and (646) 602-4897 (banks and brokers) or by e-mail to nrg@dfking.com. Lightning has engaged Citigroup Global Markets Inc. and Santander US Capital Markets LLC as lead dealer managers for the Tender Offer and lead solicitation agent for the Consent Solicitation. Questions regarding the terms of the Tender Offer and Consent Solicitation may be directed to Citigroup Global Markets Inc. at +1 (212) 723-6106 (collect) or +1 (800) 558-3745 (toll-free) and Santander US Capital Markets LLC at +1 (212) 350-0660 (collect) or +1 (855) 404-3636 (toll-free).

None of Lightning, the dealer managers, the Tender and Information Agent, the trustee for the Notes or any of their respective affiliates is making any recommendation as to whether holders should or should not tender any Notes in response to the Tender Offer or expressing any opinion as to whether the terms of the Tender Offer are fair to any holder. Holders of the Notes must make their own decision as to whether to tender any of their Notes and, if so, the principal amount of Notes to tender. Please refer to the Statement for a description of the offer terms, conditions, disclaimers and other information applicable to the Tender Offer and Consent Solicitation.

This press release does not constitute an offer to purchase or the solicitation of an offer to sell any securities. The Tender Offer is being made solely by means of the Statement. Lightning is making the Tender Offer only in those jurisdictions where it is legal to do so. The Tender Offer is not being made to holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About NRG

NRG is a leading provider of electricity, natural gas, and smart home solutions to eight million customers across North America. The company operates a customer-first platform supported by a diversified supply strategy and the safe, reliable operation of approximately 25 GW of power generation. NRG plays a meaningful role in competitive energy markets and our innovative team is creating the flexible and affordable solutions that households and large businesses need today and in the future.

Forward-Looking Statements

This news release contains “forward-looking” statements, as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements discuss potential risks and uncertainties and, therefore, actual results may differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. NRG does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements may include, without limitation, statements relating to goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NRG, based on current beliefs of management as well as assumptions made by, and information currently available to, management. The words “believes,” “projects,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “should,” “forecasts,” “targets,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond NRG’s control, that may cause NRG’s actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Information concerning these risks and uncertainties and other factors can be found in NRG’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its reports on Forms 10-K, 10-Q and 8-K, each of which can be obtained free of charge on the SEC’s web site at http://www.sec.gov. NRG undertakes no obligation to update or revise any forward-looking statement unless required by applicable law.

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